SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                      Pursuant to Section 12(b) or 12(g) of
                       the Securities Exchange Act of 1934

                      INTERNATIONAL DISPENSING CORPORATION
             (Exact name of registrant as specified in its charter)

                      Delaware                           13-3856324
             (State of incorporation        (IRS Employer Identification Number)
                 or organization)

                342 Madison Avenue                         10173
                 New York, New York                      (Zip Code)
     (Address of Principal Executive Offices)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A(c)(l), please check the following box [ ].

         If this Form relates to the registration of a class of debt securities and is to become effectively simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933, pursuant to General Instruction A(c)(2), please check the following box [ ].

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B)OF THE ACT:

                                              Name of each Exchange
              Title of each class             on which each class
              to be so registered              is to be registered

                    None                               None


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G)OF THE ACT:

     1. Units, each consisting of two shares of Common Stock, par value $.001 per share, and two Warrants to purchase one share of Common Stock each.

     2.   Common Stock, par value $.001 per share.

     3.   Warrants to purchase shares of Common Stock.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Registrant's securities to be registered is contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-7915) (the "Registration Statement"), initially filed with the Securities and Exchange Commission (the "Commission") on July 10, 1996 and declared effective by the Commission on October 3, 1996, as the same may be amended, and incorporated herein by reference.

ITEM 2.  EXHIBITS.

1. The Registration Statement, as the same may be amended, and incorporated herein by reference.

2. Amendment No. 1 to the Registration Statement, initially filed with the Commission on August 30, 1996, incorporated herein by reference.

3.   Amendment No. 2 to the  Registration  Statement,  initially  filed with the
     Commission  on  September  18,  1996,   incorporated  herein  by  reference
     ("Amendment No. 2").

4.   Amendment No. 3 to the  Registration  Statement,  initially  filed with the
     Commission  on  September  24,  1996,   incorporated  herein  by  reference
     ("Amendment No. 3").

5. Amendment No. 4 to the Registration Statement, initially filed with the Commission on October 2, 1996, incorporated herein by reference.

6. Restated Certificate of Incorporation of the Registrant, as amended, initially filed with the Commission on July 10, 1996 as Exhibit 3.1 to the Registration Statement.

7. Certificate of Amendment to the Certificate of Incorporation, initially filed with the Commission on September 18, 1996 as Exhibit 3.2 to Amendment No. 2.

8. Bylaws of the Registrant, as amended, initially filed with the Commission on September 24, 1996 as Exhibit 3.3 to Amendment No. 3.

9. Specimen Common Stock Certificate, initially filed with the Commission on July 10, 1996 as Exhibit 4.1 to the Registration Statement.

10. Form of Class A Warrant Agreement, initially filed with the Commission on September 18, 1996 as Exhibit 4.2 to Amendment No. 2.

                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  October 4, 1996

                                           INTERNATIONAL DISPENSING
                                             CORPORATION




                                           By: /s/David Brenman
                                               ----------------
                                               Name:  David Brenman
                                               Title: President